EXHIBIT 21


                                SUBSIDIARIES

                                          State of           Name Under Which
Name                                      Incorporation      Business is Done
- ---------------------------------------------------------------------------------------------

Information Decisions, Inc.               Michigan           Information Decisions,
                                                              Inc. in Michigan,
                                                              Carolina Computer Stores
                                                              in North Carolina, and
                                                              Micro Control in Pennsylvania

System Constructs, Inc.                   New York           System Constructs, Inc.

SofTech Investments, Inc.                 Massachusetts      SofTech Investments, Inc.

AMG Associates, Inc.                      Maryland           Inactive

Compass, Inc.                             Massachusetts      Inactive

SofTech Microsystems, Inc.                Massachusetts      Inactive

Engineering and Support Services, Inc.    Massachusetts      Inactive

TriSource, Inc.                           Massachusetts      Inactive

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